THIRD QUARTER 2024
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,590,552	1,322,200	1,453 (1)	—	—

Bellevue	1,032,683	—	—	—	—

Portland	912,592	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	429,718	—	93,925	369

Total	4,058,523	3,092,616	2,110	93,925	369

		Square Feet		%	NOI % (2)(3)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	57%	57%
	Retail (4)	3.1	million	43%	25%
Data is as of September 30, 2024.	Totals	7.2	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended September 30, 2024. NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI to net income are included in the Glossary of Terms.

(3) Excluding the one-time lease termination fee received at Torrey Reserve Campus during the three months ended September 30, 2024, NOI for our office and retail segments would be 50% and 29%, respectively

(4) Does not include mixed-use retail.

Third Quarter 2024 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyber attacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; on-going and/or potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

Third Quarter 2024 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

Third Quarter 2024 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	September 30, 2024	December 31, 2023

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,564,563	$3,502,251
Construction in progress	205,692	239,030
Held for development	487	487
	3,770,742	3,741,768
Accumulated depreciation	(1,098,477)	(1,036,453)
Net real estate	2,672,265	2,705,315
Cash and cash equivalents	533,004	82,888
Accounts receivable, net	8,809	7,624
Deferred rent receivable, net	89,772	89,210
Other assets, net	92,468	99,644
TOTAL ASSETS	$3,396,318	$2,984,681
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,736	$74,669
Unsecured notes payable, net	2,034,843	1,614,958
Accounts payable and accrued expenses	74,067	61,312
Security deposits payable	9,111	8,880
Other liabilities and deferred credits, net	65,600	71,187
Total liabilities	2,258,357	1,831,006
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,901,583 and 60,895,786 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	609	609
Additional paid in capital	1,474,554	1,469,206
Accumulated dividends in excess of net income	(293,037)	(280,239)
Accumulated other comprehensive income	4,475	8,282
Total American Assets Trust, Inc. stockholders' equity	1,186,601	1,197,858
Noncontrolling interests	(48,640)	(44,183)
Total equity	1,137,961	1,153,675
TOTAL LIABILITIES AND EQUITY	$3,396,318	$2,984,681

Third Quarter 2024 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
REVENUE:
Rental income	$105,549	$105,494	$315,664	$312,105
Other property income	17,261	5,704	28,731	16,568
Total revenue	122,810	111,198	344,395	328,673
EXPENSES:
Rental expenses	31,361	29,912	90,707	86,128
Real estate taxes	11,044	11,399	33,133	34,117
General and administrative	9,068	8,880	26,647	26,488
Depreciation and amortization	33,529	29,868	94,757	89,592
Total operating expenses	85,002	80,059	245,244	236,325
OPERATING INCOME	37,808	31,139	99,151	92,348
Interest expense, net	(18,229)	(16,325)	(50,773)	(48,422)
Other income, net	1,739	321	12,857	7,272
NET INCOME	21,318	15,135	61,235	51,198
Net income attributable to restricted shares	(194)	(189)	(585)	(568)
Net income attributable to unitholders in the Operating Partnership	(4,467)	(3,168)	(12,829)	(10,733)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$16,657	$11,778	$47,821	$39,897

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.28	$0.20	$0.79	$0.66
Weighted average shares of common stock outstanding - basic	60,320,269	60,150,681	60,314,377	60,147,189
Diluted income from continuing operations attributable to common stockholders per share	$0.28	$0.20	$0.79	$0.66
Weighted average shares of common stock outstanding - diluted	76,501,806	76,332,218	76,495,914	76,328,726

Third Quarter 2024 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Funds from Operations (FFO) (1)
Net income	$21,318	$15,135	$61,235	$51,198
Depreciation and amortization of real estate assets	33,529	29,868	94,757	89,592
FFO, as defined by NAREIT	54,847	45,003	155,992	140,790
Less: Nonforfeitable dividends on restricted stock awards	(192)	(186)	(576)	(559)
FFO attributable to common stock and common units	$54,655	$44,817	$155,416	$140,231

FFO per diluted share/unit	$0.71	$0.59	$2.03	$1.84

Weighted average number of common shares and common units, diluted (2)	76,505,676	76,335,424	76,499,208	76,332,053

Funds Available for Distribution (FAD) (1)	$34,576	$32,181	$113,543	$100,339

Dividends
Dividends declared and paid	$25,822	$25,379	$77,466	$76,135
Dividends declared and paid per share/unit	$0.335	$0.330	$1.005	$0.990

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2024 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Funds Available for Distribution (FAD) (1)
FFO	$54,847	$45,003	$155,992	$140,790
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(21,894)	(14,383)	(44,625)	(42,761)
Net effect of straight-line rents (3)	(509)	(490)	(3,172)	(3,774)
Amortization of net above (below) market rents (4)	(648)	(759)	(2,079)	(2,337)
Net effect of other lease assets (5)	99	52	97	173
Amortization of debt issuance costs and debt fair value adjustment	888	835	2,558	2,553
Non-cash compensation expense	1,985	2,109	5,348	6,254
Nonforfeitable dividends on restricted stock awards	(192)	(186)	(576)	(559)
FAD	$34,576	$32,181	$113,543	$100,339

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$12,962	$4,257	$25,376	$17,884
Maintenance capital expenditures	8,932	10,126	19,249	24,877
	$21,894	$14,383	$44,625	$42,761

Notes:
(1)    See Glossary of Terms.
(2)    For the three and nine months ended September 30, 2024 and 2023, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

Third Quarter 2024 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2024 Guidance Range (1)(2)		Revised 2024 Guidance Range (2)
Funds from Operations (FFO):
Net income	$73,385	$77,976	$70,281	$73,341
Depreciation and amortization of real estate assets	117,147	117,147	122,551	122,551
FFO, as defined by NAREIT	190,532	195,123	192,832	195,892
Less: Nonforfeitable dividends on restricted stock awards	(768)	(768)	(768)	(768)
FFO attributable to common stock and units	$189,764	$194,355	$192,064	$195,124
Weighted average number of common shares and units, diluted	76,517,580	76,517,580	76,519,515	76,519,515
FFO per diluted share, updated	$2.48	$2.54	$2.51	$2.55

Notes:
(1)    The Prior 2024 Guidance Range as reported in the company's Second Quarter 2024 Supplemental Information.
(2)    Management will discuss the company's revised guidance in more detail during tomorrow's earnings call. Except as discussed during the call, the company's revised guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, debt financing or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance.

The foregoing estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, credit spreads and the amount and timing of acquisition and development activities. The company's actual results may differ materially from these estimates.

Third Quarter 2024 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2024 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$61,045	$27,695	$16,330	$17,727	$122,797
Non-same store	13	—	—	—	13
Total	61,058	27,695	16,330	17,727	122,810
Real estate expenses
Same-store	14,905	7,888	7,523	11,480	41,796
Non-same store	609	—	—	—	609
Total	15,514	7,888	7,523	11,480	42,405
Net Operating Income (NOI)
Same-store	46,140	19,807	8,807	6,247	81,001
Non-same store	(596)	—	—	—	(596)
Total	$45,544	$19,807	$8,807	$6,247	$80,405
Same-store NOI	$46,140	$19,807	$8,807	$6,247	$81,001
Net effect of straight-line rents (2)	(299)	243	(515)	62	(509)
Amortization of net above (below) market rents (3)	(478)	(170)	—	—	(648)
Net effect of other lease assets (4)	86	13	—	—	99
Tenant improvement reimbursements (5)	(278)	(1)	—	—	(279)
Same-store cash NOI (5)	$45,171	$19,892	$8,292	$6,309	$79,664

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2024 and 2023. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI) (CONTINUED)

(Unaudited, amounts in thousands)	Nine Months Ended September 30, 2024 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$164,024	$80,196	$49,020	$51,129	$344,369
Non-same store	26	—	—	—	26
Total	164,050	80,196	49,020	51,129	344,395
Real estate expenses
Same-store	44,137	24,009	21,329	33,051	122,526
Non-same store	1,314	—	—	—	1,314
Total	45,451	24,009	21,329	33,051	123,840
Net Operating Income (NOI)
Same-store	119,887	56,187	27,691	18,078	221,843
Non-same store	(1,288)	—	—	—	(1,288)
Total	$118,599	$56,187	$27,691	$18,078	$220,555
Same-store NOI	$119,887	$56,187	$27,691	$18,078	$221,843
Net effect of straight-line rents (2)	(3,496)	673	(646)	297	(3,172)
Amortization of net above (below) market rents (3)	(1,440)	(639)	—	—	(2,079)
Net effect of other lease assets (4)	58	39	—	—	97
Tenant improvement reimbursements (5)	(594)	(4)	—	—	(598)
Same-store cash NOI (5)	$114,415	$56,256	$27,045	$18,375	$216,091

Same-store cash NOI - Excluding Construction in Progress Write-off (6)	$114,415	$56,779	$27,045	$18,375	$216,614

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on September 30, 2024 and 2023. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from Same-store Cash NOI to provide a more accurate measure of operating performance.
(6)    During the first quarter of 2024, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Cash Basis:
Office	$45,171	$35,405	27.6%	$114,415	$104,698	9.3%
Retail	19,892	18,596	7.0	56,256	54,402	3.4
Multifamily	8,292	7,957	4.2	27,045	25,450	6.3
Mixed-Use	6,309	6,808	(7.3)	18,375	18,173	1.1
Same-store Cash NOI (1) (2)	$79,664	$68,766	15.8%	$216,091	$202,723	6.6%

In the first quarter of 2024, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment. Excluding such non-recurring costs, same-store cash NOI by segment was as follows:

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Cash Basis:
Office	$45,171	$35,405	27.6%	$114,415	$104,698	9.3%
Retail	19,892	18,596	7.0	56,779	54,402	4.4
Multifamily	8,292	7,957	4.2	27,045	25,450	6.3
Mixed-Use	6,309	6,808	(7.3)	18,375	18,173	1.1
Same-store Cash NOI - Excluding Construction in Progress Write-off	$79,664	$68,766	15.8%	$216,614	$202,723	6.9%

Notes:
(1)    See Glossary of Terms.
(2) Excluding lease termination fees, for the three and nine months ended September 30, 2024, same-store cash NOI would be (0.9)% and 1.0%, respectively.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Cash Basis:
Office	$44,938	$35,284	27.4%	$113,956	$104,341	9.2%
Retail	19,892	18,596	7.0	56,256	54,402	3.4
Multifamily	8,292	7,957	4.2	27,045	25,450	6.3
Mixed-Use	6,309	6,808	(7.3)	18,375	18,173	1.1
Same-store Cash NOI with Redevelopment (1) (2)	$79,431	$68,645	15.7%	$215,632	$202,366	6.6%

In the first quarter of 2024, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment. Excluding such non-recurring costs, same-store cash NOI with redevelopment by segment was as follows:

(Unaudited, amounts in thousands)	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2024	2023	Change	2024	2023	Change
Cash Basis:
Office	$44,938	$35,284	27.4%	$113,956	$104,341	9.2%
Retail	19,892	18,596	7.0	56,779	54,402	4.4
Multifamily	8,292	7,957	4.2	27,045	25,450	6.3
Mixed-Use	6,309	6,808	(7.3)	18,375	18,173	1.1
Same-store Cash NOI with Redevelopment - Excluding Construction in Progress Write-off	$79,431	$68,645	15.7%	$216,155	$202,366	6.8%

Notes:
(1)    See Glossary of Terms.
(2) Excluding lease termination fees, for the three and nine months ended September 30, 2024, same-store cash NOI would be (1.1)% and 1.0%, respectively.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2024
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$25,566	$9,423	$6,923	$—	$41,912
Northern California	6,458	2,871	—	—	9,329
Hawaii	—	3,247	—	6,309	9,556
Oregon	5,282	196	1,369	—	6,847
Texas	—	4,156	—	—	4,156
Washington	7,547	—	—	—	7,547
Total Cash NOI	$44,853	$19,893	$8,292	$6,309	$79,347

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended September 30, 2024

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment (1)

Oregon
9%
Washington
9%
Hawaii
12%
Texas
5%
Northern California
12%
Southern California
53%

Mixed-Use
8%
Retail
25%
Multifamily
10%
Office
57%

Notes:
(1)    Excluding the one-time lease termination fee received at Torrey Reserve Campus during the three months ended September 30, 2024, Cash NOI for our office, retail, multifamily and mixed-use segments would be 50%, 29%, 12% and 9% respectively.

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2024
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$9,130	$247	$1,865	$(2,485)	$(410)	$8,347
Torrey Reserve Campus (7)	6,535	11,125	442	(1,876)	(1,005)	15,221
Torrey Point	1,479	111	55	(455)	(328)	862
Solana Crossing	1,926	9	156	(701)	(11)	1,379
The Landmark at One Market	10,219	76	132	(3,734)	—	6,693
One Beach Street	—	8	—	(243)	—	(235)
First & Main	2,811	223	805	(1,133)	65	2,771
Lloyd Portfolio (7)	3,598	358	171	(1,428)	(71)	2,628
City Center Bellevue	6,326	492	144	(1,704)	(178)	5,080
Eastgate Office Park	1,191	24	471	(696)	—	990
Corporate Campus East III	1,124	59	448	(465)	(101)	1,065
Bel-Spring 520	506	12	191	(268)	(29)	412
Subtotal Office Portfolio	$44,845	$12,744	$4,880	$(15,188)	$(2,068)	$45,213
Retail Portfolio
Carmel Country Plaza	$1,006	$31	$231	$(226)	$3	$1,045
Carmel Mountain Plaza	3,657	130	999	(1,012)	(8)	3,766
South Bay Marketplace	617	1	226	(218)	—	626
Gateway Marketplace	640	—	234	(260)	—	614
Lomas Santa Fe Plaza	1,658	19	321	(481)	—	1,517
Solana Beach Towne Centre	1,785	115	550	(595)	—	1,855
Del Monte Center	2,569	490	889	(1,366)	(70)	2,512
Geary Marketplace	368	(1)	124	(132)	—	359
The Shops at Kalakaua	297	20	50	(95)	—	272
Waikele Center	3,233	403	967	(1,628)	—	2,975
Alamo Quarry Market	3,830	609	1,481	(1,764)	—	4,156
Hassalo on Eighth - Retail	245	24	40	(113)	—	196
Subtotal Retail Portfolio	$19,905	$1,841	$6,112	$(7,890)	$(75)	$19,893

Third Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2024
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,444	$296	$—	$(1,830)	$(15)	$2,895
Imperial Beach Gardens	1,210	80	—	(500)	—	790
Mariner's Point	551	32	—	(250)	(1)	332
Santa Fe Park RV Resort	548	56	—	(328)	—	276
Pacific Ridge Apartments	5,876	215	—	(2,666)	(795)	2,630
Hassalo on Eighth - Multifamily	2,913	425	—	(1,948)	(21)	1,369
Subtotal Multifamily Portfolio	$15,542	$1,104	$—	$(7,522)	$(832)	$8,292
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,347	$1,257	$946	$(1,820)	$(10)	$2,720
Waikiki Beach Walk - Embassy Suites™	11,442	1,805	—	(9,658)	—	3,589
Subtotal Mixed-Use Portfolio	$13,789	$3,062	$946	$(11,478)	$(10)	$6,309
Subtotal Development Properties	$—	$5	$—	$(365)	$—	$(360)
Total	$94,081	$18,756	$11,938	$(42,443)	$(2,985)	$79,347
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended September 30, 2024 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $2.3 million for the three months ended September 30, 2024. Total abatements for our retail portfolio were $0.1 million for the three months ended September 30, 2024. The abatements for our mixed-use portfolio were minimal for the three months ended September 30, 2024. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (which include insufficient notice penalties, month-to-month charges and pet rent). There were $0.8 million of abatements for our multifamily portfolio for the three months ended September 30, 2024. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended September 30, 2024. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.3 million in the aggregate for the three months ended September 30, 2024. A reconciliation of base rent to rental income is shown below:

Base Rent	$94,081
Billed Expense Reimbursement	11,938
Percentage Rent	845
Straight-line rent components	509
Other Rental Income*	(1,824)
Rental Income	$105,549
* Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.
(2)    Represents additional property-related income for the three months ended September 30, 2024, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).

Third Quarter 2024 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(3)    Represents billed tenant expense reimbursements for the three months ended September 30, 2024.
(4)    Represents property operating expenses for the three months ended September 30, 2024. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, and tenant improvement reimbursements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended September 30, 2024.

Third Quarter 2024 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended September 30, 2024
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$9,745	$6,071	$15,816	$304	$4,141	$20,261
Retail Portfolio	3,217	1,050	4,267	—	—	4,267
Multifamily Portfolio	—	1,582	1,582	—	—	1,582
Mixed-Use Portfolio	—	229	229	—	—	229
Total	$12,962	$8,932	$21,894	$304	$4,141	$26,339

	Nine Months Ended September 30, 2024
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$18,205	$11,587	$29,792	$1,979	$10,159	$41,930
Retail Portfolio	6,820	2,831	9,651	—	—	9,651
Multifamily Portfolio	—	4,260	4,260	—	—	4,260
Mixed-Use Portfolio	351	571	922	—	—	922
Total	$25,376	$19,249	$44,625	$1,979	$10,159	$56,763

Third Quarter 2024 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	September 30, 2024	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (4)	150,000	5.57%	152,793	January 5, 2025
Term Loan C (5)	75,000	5.57%	76,396	January 5, 2025
Series B Notes	100,000	4.45%	102,237	February 2, 2025
Series C Notes	100,000	4.50%	103,013	April 1, 2025
Series D Notes (6)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (7)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (8)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (9)	500,000	3.38%	16,875	February 1, 2031
6.150% Senior Notes (10)	525,000	6.21%	$17,399	October 1, 2034
Unsecured Notes Payable / Weighted Average (11)	$2,050,000	4.55%	$492,243

Unsecured Line of Credit (12)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.3 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    On January 5, 2023, the fully-drawn borrowings on Term Loan B were increased from $100 million to $150 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $150 million Term Loan B at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(5)    On January 5, 2023, the fully-drawn borrowings on Term Loan C were increased from $50 million to $75 million and the maturity date was extended from March 1, 2023 to January 5, 2025, with one, twelve-month extension option. Prior thereto, we entered into forward starting interest rate swaps that are intended to fix the interest rate on the $75 million Term Loan C at approximately 5.47% for the first year of the extended term loan and 5.57% for the second year of the extended term loan, subject to adjustments based on our consolidated leverage ratio.
(6)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(7)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(8)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(9)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of the debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(10)    $525 million of 6.150% Senior Notes due October 1, 2034. Net of the debt issuance discount and settlement of the treasury lock contracts, the effective interest rate for the 6.150% Notes is approximately 6.209% through maturity.
(11)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $15.2 million.
(12)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.8 million.

Third Quarter 2024 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	September 30, 2024
Common shares outstanding	60,902
Common units outstanding	16,182
Common shares and common units outstanding	77,084
Market price per common share	$26.72
Equity market capitalization	$2,059,684
Total debt	$2,125,000
Total market capitalization	$4,184,684
Less: Cash on hand	$(533,004)
Total enterprise value	$3,651,680
Total unencumbered assets, gross	$4,206,112

Total debt/Total capitalization			50.8%
Total debt/Total enterprise value			58.2%
Net debt/Total enterprise value (1)			43.6%
Total unencumbered assets, gross/Unsecured debt			205.2%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.4	x	8.1	x
Net debt/Adjusted EBITDA (1)(2)(3)	5.6	x	6.0	x
Interest coverage ratio (4)	3.8	x	3.7	x
Fixed charge coverage ratio (4)	3.8	x	3.7	x

Debt Covenants (3.375% Senior Notes & 6.150% Senior Notes) (5)	Covenant		September 30, 2024
Aggregate Debt Test	< 60%		49.4%
Debt Service Test	> 1.5x		3.9
Secured Debt Test	< 40%		1.7%
Maintenance of Total Unencumbered Assets	> 150%		196.7%

Debt Maturity Schedule
as of September 30, 2024
Principal Repayment (in millions)
$600
$400
$200
$0
$425
$350
$75
$100
$150
$500
$525
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
	—%	5.1%	—%	3.8%	—%	4.2%	3.9%	3.4%	—%	—%	6.2%

Total Weighed Average Fixed Interest Rate:	4.6%
Weighted Average Term to Maturity (in years):	5.2

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended September 30, 2024, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes and the 6.150% Senior Notes.
Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

Third Quarter 2024 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	March 2024	6.5% - 7.5%	213,000	16.8%	2025/2026	$125,676	$175,000

One Beach Street	San Francisco, CA	February 2021	July 2023	TBD	102,000	—%	2025/2026	$33,968	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

Third Quarter 2024 Supplemental Information	Page

PORTFOLIO DATA

Third Quarter 2024 Supplemental Information	Page

PROPERTY REPORT

As of September 30, 2024				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Leased	Retail
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons (7)	San Diego, CA	2008/2014	2	724,654	99.4%	$47,371,981	$65.77
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	547,035	89.8	26,518,199	53.98
Torrey Point	San Diego, CA	2017	2	94,854	100.0	5,919,859	62.41
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	78.6	8,429,971	47.88
The Landmark at One Market (8)	San Francisco, CA	1917/2000	1	422,426	98.5	40,876,013	98.24
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	362,633	95.0	11,242,494	32.63
Lloyd Portfolio	Portland, OR	1940-2015	3	549,959	81.9	14,622,086	32.46
City Center Bellevue	Bellevue, WA	1987	1	498,606	93.0	27,678,693	59.69
Eastgate Office Park	Bellevue, WA	1985	4	281,204	62.8	7,028,529	39.80
Corporate Campus East III	Bellevue, WA	1986	4	159,578	85.2	6,518,518	47.94
Bel-Spring 520	Bellevue, WA	1983	2	93,295	66.2	2,895,854	46.89
Subtotal/Weighted Average Office Portfolio (9)			39	4,058,523	87.0%	$199,102,197	$56.39
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	91.8%	$4,056,591	$56.58		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (10)	San Diego, CA	1994/2014	15	528,416	98.7	14,699,229	28.18	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine
South Bay Marketplace (10)	San Diego, CA	1997	9	132,877	97.8	2,481,662	19.10		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	98.7	2,530,985	20.06	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	97.4	6,600,230	32.53		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	96.3	7,093,678	29.86		Dixieline Probuild, Marshalls
Del Monte Center (10)	Monterey, CA	1967/1984/2006	16	673,155	82.5	10,400,439	18.73	Macy's	Century Theatres, Whole Foods Market, H&M, Apple, Sephora, Williams-Sonoma
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,233,779	35.09		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	100.0	1,194,000	102.30		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	99.8	12,941,104	31.02	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (10)	San Antonio, TX	1997/1999	16	588,148	99.2	15,537,035	26.63	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth	Portland, OR	2015	3	44,236	65.5	978,371	33.77		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (9)			107	3,092,616	94.5%	$79,747,103	$27.29
Total/Weighted Average Office and Retail Portfolio (9)			146	7,151,139	90.2%	$278,849,300	$43.23

Third Quarter 2024 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of September 30, 2024
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	95.1%	$17,974,692	$2,874
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	93.8	4,886,124	$2,713
Mariner's Point	Imperial Beach, CA	1986	8	88	81.8	2,143,020	$2,481
Santa Fe Park RV Resort (11)	San Diego, CA	1971/2007-2008	1	124	75.8	1,736,184	$1,539
Pacific Ridge Apartments	San Diego, CA	2013	3	533	91.2	24,221,832	$4,152
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	87.6	3,048,156	$1,638
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	90.5	6,184,236	$1,690
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	86.0	2,426,220	$1,644
Total/Weighted Average Multifamily Portfolio			121	2,110	90.3%	$62,620,464	$2,739

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	96.3%	$10,109,397	$111.77		Yard House, Roy's

			Number
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (12)	Daily Rate (12)	Available Room (12)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	83.8%	$402	$337
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2017 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of September 30, 2024, including leases which may not have commenced as of September 30, 2024. Percentage leased for our multifamily properties includes total units rented and occupied as of September 30, 2024.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended September 30, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $36,662,899 to our estimate of annual triple net operating expenses of $10,709,082 for an estimated annualized base rent on a modified gross lease basis of $47,371,981 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,778,017 to our estimate of annual triple net operating expenses of $2,250,511 for an estimated annualized base rent on a modified gross lease basis of $7,028,528 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,503,740 to our estimate of annual triple net operating expenses of $2,014,778 for an estimated annualized base rent on a modified gross lease basis of $6,518,518 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $2,028,647 to our estimate of annual triple net operating expenses of $867,207 for an estimated annualized base rent on a modified gross lease basis of $2,895,854 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2024. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of September 30, 2024. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

Third Quarter 2024 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    Data for La Jolla Commons does not include La Jolla Commons - Tower III, which remains under development. However, as of September 30, 2024, 34,567 out of 206,231 rentable square feet, or 16.8%, of La Jolla Commons - Tower III has been leased.
(8)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(9)    Lease data for signed but not commenced leases as of September 30, 2024 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	59,821	$2,476,406	$41.40	$57.20
Retail Portfolio	10,821	$423,678	$39.15	$27.44
Total Retail and Office Portfolio	70,642	$2,900,084	$41.05	$43.73
(a)    Office portfolio leases signed but not commenced of 22,159, 14,122, 3,069, and 20,471 square feet are expected to commence during the fourth quarter of 2024, the first and second quarters of 2025, and the first quarter of 2026, respectively. Retail portfolio leases signed but not commenced of 1,430, 1,531, and 7,860 square feet are expected to commence during the fourth quarter of 2024, and the first and second quarters of 2025, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of September 30, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of September 30, 2024, by square footage under lease as of September 30, 2024.
(10)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$1,028,160
South Bay Marketplace	1	2,824	$114,552
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$423,455
(11)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended September 30, 2024, the highest average monthly occupancy rate for this property was 86.3%, occurring in June 2024. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(12)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2024, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended September 30, 2024 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended September 30, 2024 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2024 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of September 30, 2024
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	10	100%	57,935	$62.04	$57.53	$261,422	7.8%	16.4%	5.6	$2,249,123	$38.82
2nd Quarter 2024	12	100%	52,618	$46.77	$44.46	$121,777	5.2%	14.5%	4.5	$946,908	$18.00
1st Quarter 2024	12	100%	80,434	$59.57	$55.23	$349,604	7.9%	10.9%	7.0	$3,513,436	$43.68
4th Quarter 2023	7	100%	22,837	$55.00	$44.93	$229,839	22.4%	30.1%	3.8	$444,742	$19.47
Total 12 months	41	100%	213,824	$56.60	$52.10	$962,642	8.6%	15.1%	5.7	$7,154,209	$33.46

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	3	30%	16,671	$66.27	$56.02	$170,860	18.3%	15.7%	4.5	$1,034,194	$62.04
2nd Quarter 2024	2	17%	20,978	$36.79	$35.33	$30,579	4.1%	26.4%	7.3	$728,096	$34.71
1st Quarter 2024	3	25%	22,658	$53.80	$47.27	$148,025	13.8%	19.4%	5.3	$866,025	$38.22
4th Quarter 2023	2	29%	6,664	$62.90	$34.13	$191,701	84.3%	85.0%	3.9	$61,542	$9.23
Total 12 months	10	24%	66,971	$52.48	$44.40	$541,165	18.2%	25.1%	5.6	$2,689,857	$40.17

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	7	70%	41,264	$60.34	$58.14	$90,562	3.8%	16.7%	6.0	$1,214,929	$29.44
2nd Quarter 2024	10	83%	31,640	$53.40	$50.51	$91,198	5.7%	9.7%	2.7	$218,812	$6.92
1st Quarter 2024	9	75%	57,776	$61.84	$58.35	$201,579	6.0%	8.3%	7.7	$2,647,411	$45.82
4th Quarter 2023	5	71%	16,173	$51.75	$49.39	$38,138	4.8%	13.6%	3.7	$383,200	$23.69
Total 12 months	31	76%	146,853	$58.49	$55.62	$421,477	5.2%	11.5%	5.7	$4,464,352	$30.40

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	14	105,746	$49.09	7.0	$9,342,244	$88.35
2nd Quarter 2024	18	96,042	$51.46	4.1	$1,980,356	$20.62
1st Quarter 2024	18	124,605	$55.47	7.6	$8,106,666	$65.06
4th Quarter 2023	11	35,110	$53.17	3.8	$4,944,742	$140.84
Total 12 months	61	361,503	$52.32	6.1	$24,374,008	$67.43
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.

Third Quarter 2024 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of September 30, 2024
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	20	100%	125,308	$34.27	$32.81	$182,499	4.4%	18.7%		6.1	$75,173	$0.60
2nd Quarter 2024	16	100%	64,127	$46.81	$44.25	$164,181	5.8%	34.4%		3.1	$290,000	$4.52
1st Quarter 2024	26	100%	103,311	$38.03	$37.30	$75,109	1.9%	22.3%		4.7	$358,355	$3.47
4th Quarter 2023	18	100%	108,260	$31.29	$29.31	$214,362	6.8%	12.8%		5.2	$80,000	$0.74
Total 12 months	80	100%	401,006	$36.44	$34.85	$636,151	4.6%	21.5%		5.0	$803,528	$2.00

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	1	5%	505	$37.80	$38.19	$(198)	(1.0)%	5.2%		3.1	$—	—
2nd Quarter 2024	1	6%	1,064	$204.00	$166.28	$40,134	22.7%	—%	(6)	3.1	$20,000	$18.80
1st Quarter 2024	2	8%	4,783	$39.25	$28.78	$50,073	36.4%	—%	(6)	6.4	$196,780	$41.14
4th Quarter 2023	1	6%	1,036	$174.00	$92.66	$84,264	87.8%	—%	(6)	5.0	$65,000	$62.74
Total 12 months	5	6%	7,388	$81.77	$58.18	$174,273	40.5%	2,383.3%	(6)	5.5	$281,780	$38.14

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	19	95%	124,803	$34.26	$32.79	$182,697	4.5%	18.8%		6.1	$75,173	$0.60
2nd Quarter 2024	15	94%	63,063	$44.15	$42.19	$124,047	4.7%	17.9%		3.1	$270,000	$4.28
1st Quarter 2024	24	92%	98,528	$37.97	$37.72	$25,036	0.7%	15.7%		4.6	$161,575	$1.64
4th Quarter 2023	17	94%	107,224	$29.91	$28.70	$130,098	4.2%	12.8%		5.2	$15,000	$0.14
Total 12 months	75	94%	393,618	$35.59	$34.42	$461,878	3.4%	16.6%		5.0	$521,748	$1.32

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
3rd Quarter 2024	23	133,499	$34.38	6.3	$746,923	$5.59
2nd Quarter 2024	19	68,735	$48.20	3.1	$490,000	$7.13
1st Quarter 2024	30	109,414	$39.61	4.8	$687,274	$6.28
4th Quarter 2023	21	112,065	$31.80	5.1	$305,000	$2.72
Total 12 months	93	423,713	$37.29	5.1	$2,229,197	$5.26
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.

Third Quarter 2024 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of September 30, 2024
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	521	95.1%	$17,974,692	$2,874
2nd Quarter 2024	515	94.0%	$17,819,220	$2,883
1st Quarter 2024	521	95.1%	$17,678,568	$2,827
4th Quarter 2023	519	94.7%	$17,026,908	$2,734

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	150	93.8%	$4,886,124	$2,713
2nd Quarter 2024	149	93.1%	$4,860,036	$2,719
1st Quarter 2024	150	93.8%	$4,698,120	$2,609
4th Quarter 2023	148	92.5%	$4,703,988	$2,649

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	72	81.8%	$2,143,020	$2,481
2nd Quarter 2024	82	93.2%	$2,336,928	$2,374
1st Quarter 2024	80	90.9%	$2,300,556	$2,397
4th Quarter 2023	77	87.5%	$2,288,280	$2,476

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	94	75.8%	$1,736,184	$1,539
2nd Quarter 2024	107	86.3%	$2,396,616	$1,866
1st Quarter 2024	96	77.4%	$1,895,376	$1,646
4th Quarter 2023	105	84.7%	$1,521,684	$1,207

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	486	91.2%	$24,221,832	$4,152
2nd Quarter 2024	447	83.9%	$22,531,920	$4,199
1st Quarter 2024	509	95.5%	$24,624,852	$4,031
4th Quarter 2023	501	94.0%	$23,798,100	$3,958

Third Quarter 2024 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of September 30, 2024
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	155	87.6%	$3,048,156	$1,638
2nd Quarter 2024	162	91.5%	$3,159,456	$1,626
1st Quarter 2024	168	94.9%	$3,229,860	$1,602
4th Quarter 2023	170	96.1%	$3,329,628	$1,631

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	305	90.5%	$6,184,236	$1,690
2nd Quarter 2024	310	92.0%	$6,298,320	$1,693
1st Quarter 2024	302	89.6%	$6,185,772	$1,707
4th Quarter 2023	298	88.4%	$6,036,279	$1,689

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	123	86.0%	$2,426,220	$1,644
2nd Quarter 2024	128	89.5%	$2,384,304	$1,552
1st Quarter 2024	133	93.0%	$2,485,632	$1,558
4th Quarter 2023	130	90.9%	$2,507,436	$1,607

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
3rd Quarter 2024	1,906	90.3%	$62,620,464	$2,739
2nd Quarter 2024	1,900	90.0%	$61,786,800	$2,711
1st Quarter 2024	1,959	92.8%	$63,098,736	$2,685
4th Quarter 2023	1,948	92.3%	$61,212,303	$2,619

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

Third Quarter 2024 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of September 30, 2024
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
3rd Quarter 2024	90,406	96.3%	$10,109,397	$112
2nd Quarter 2024	89,908	95.7%	$10,212,397	$114
1st Quarter 2024	89,558	95.4%	$9,645,825	$108
4th Quarter 2023	89,329	95.1%	$9,545,747	$107

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
3rd Quarter 2024	309	83.8%	$402	$337
2nd Quarter 2024	319	86.4%	$367	$317
1st Quarter 2024	331	89.8%	$356	$320
4th Quarter 2023	314	85.2%	$362	$309
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of September 30, 2024, including leases which may not have commenced as of September 30, 2024.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2024 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of September 30, 2024.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended September 30, 2024, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

Third Quarter 2024 Supplemental Information	Page

LEASE EXPIRATIONS

As of September 30, 2024
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	77,296	1.9%	1.1%	$0.71	14,457	0.5%	0.2%	$54.14	2,548	2.7%	—%	$19.16	94,301	1.3%	$9.40
2024	155,643	3.8	2.1	$42.37	31,244	1.0	0.4	$43.12	1,943	2.1	—	$118.20	188,830	2.6	$43.27
2025	308,917	7.6	4.3	$38.50	211,548	6.8	2.9	$33.12	24,496	26.1	0.3	$89.61	544,961	7.5	$38.71
2026	365,206	9.0	5.0	$46.04	287,075	9.3	4.0	$33.70	6,588	7.0	0.1	$173.00	658,869	9.1	$41.93
2027	440,824	10.9	6.1	$56.23	474,164	15.3	6.5	$30.47	6,028	6.4	0.1	$156.28	921,016	12.7	$43.62
2028	490,845	12.1	6.8	$57.84	777,458	25.1	10.7	$19.81	14,408	15.3	0.2	$133.09	1,282,711	17.7	$35.64
2029	863,810	21.3	11.9	$65.77	432,311	14.0	6.0	$26.80	11,938	12.7	0.2	$131.38	1,308,059	18.1	$53.49
2030	286,032	7.0	3.9	$42.87	83,730	2.7	1.2	$34.75	—	—	—	—	369,762	5.1	$41.03
2031	187,589	4.6	2.6	$45.83	161,070	5.2	2.2	$26.28	14,965	15.9	0.2	$116.65	363,624	5.0	$40.08
2032	46,959	1.2	0.6	$50.39	146,772	4.7	2.0	$29.10	—	—	—	—	193,731	2.7	$34.26
2033	60,445	1.5	0.8	$64.07	58,977	1.9	0.8	$37.39	5,374	5.7	0.1	$60.00	124,796	1.7	$51.29
Thereafter	188,012	4.6	2.6	$57.53	231,632	7.5	3.2	$25.40	—	—	—	—	419,644	5.8	$39.80
Signed Leases Not Commenced	59,821	1.5	0.8	—	10,821	0.3	0.1	—	2,118	2.3	—	—	72,760	1.0	—
Available	527,124	13.0	7.3	—	171,357	5.5	2.4	—	3,519	3.7	—	—	702,000	10.2	—
Total (2)	4,058,523	100.0%	56.0%	$45.15	3,092,616	100.0%	42.7%	$25.79	93,925	100.0%	1.3%	$107.63	7,245,064	100.0%	$37.70

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	77,296	1.9%	1.1%	$0.71	14,457	0.5%	0.2%	$54.14	2,548	2.7%	—%	$19.16	94,301	1.3%	$9.40
2024	95,085	2.3	1.3	$49.91	26,520	0.9	0.4	$43.88	1,943	2.1	—	$118.20	123,548	1.7	$49.69
2025	126,150	3.1	1.7	$44.57	103,874	3.4	1.4	$33.22	12,938	13.8	0.2	$131.26	242,962	3.4	$44.33
2026	83,122	2.0	1.1	$39.85	103,273	3.3	1.4	$35.38	3,547	3.8	—	$171.32	189,942	2.6	$39.87
2027	121,347	3.0	1.7	$51.28	194,233	6.3	2.7	$33.03	3,703	3.9	0.1	$154.36	319,283	4.4	$41.37
2028	100,493	2.5	1.4	$51.24	143,696	4.6	2.0	$30.42	7,494	8.0	0.1	$112.48	251,683	3.5	$41.18
2029	136,047	3.4	1.9	$45.04	122,045	3.9	1.7	$32.10	5,563	5.9	0.1	$157.20	263,655	3.6	$41.42
2030	203,805	5.0	2.8	$34.94	92,295	3.0	1.3	$30.85	12,972	13.8	0.2	60.55	309,072	4.3	$34.79
2031	251,020	6.2	3.5	$50.72	52,371	1.7	0.7	$56.87	18,006	19.2	0.2	$126.49	321,397	4.4	$55.97
2032	327,911	8.1	4.5	$51.20	181,895	5.9	2.5	$30.25	911	1.0	—	90.00	510,717	7.0	$43.81
2033	313,718	7.7	4.3	$61.31	197,223	6.4	2.7	$23.24	6,914	7.4	0.1	$155.43	517,855	7.1	$48.07
Thereafter	1,635,584	40.3	22.6	$58.79	1,678,556	54.3	23.2	$23.88	11,749	12.5	0.2	86.50	3,325,889	45.9	$41.27
Signed Leases Not Commenced	59,821	1.5	0.8	—	10,821	0.3	0.1	—	2,118	2.3	—	—	72,760	1.0	—
Available	527,124	13.0	7.3	—	171,357	5.5	2.4	—	3,519	3.7	—	—	702,000	9.7	—
Total (2)	4,058,523	100.0%	56.0%	$45.15	3,092,616	100.0%	42.7%	$25.79	93,925	100.0%	1.3%	$107.63	7,245,064	100.0%	$37.70

Third Quarter 2024 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of September 30, 2024
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended September 30, 2024 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

Third Quarter 2024 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At September 30, 2024				At September 30, 2023
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,058,523	3,531,399		87.0%	4,050,264	3,515,900		86.8%
Retail Properties (square feet)	3,092,616	2,921,259		94.5%	3,092,616	2,920,333		94.4%
Multifamily Properties (units)	2,110	1,906		90.3%	2,110	1,888		89.5%
Mixed-Use Properties (square feet)	93,925	90,406		96.3%	93,925	89,329		95.1%
Mixed-Use Properties (units)	369	320	(3)	86.7%	369	315	(3)	85.3%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,958,253	3,531,399		89.2%	3,949,994	3,515,900		89.0%
Retail Properties (square feet)	3,092,616	2,921,259		94.5%	3,092,616	2,920,333		94.4%
Multifamily Properties (units)	2,110	1,906		90.3%	2,110	1,888		89.5%
Mixed-Use Properties (square feet)	93,925	90,406		96.3%	93,925	89,329		95.1%
Mixed-Use Properties (units)	369	320	(3)	86.7%	369	315	(3)	85.3%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the nine months ended September 30, 2024 and 2023.
(4)    Same-store office leased percentages exclude One Beach Street due to significant redevelopment activity and land held for development.

Third Quarter 2024 Supplemental Information	Page

TOP TENANTS - OFFICE

As of September 30, 2024
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.2%	3.5%	$27,117,548	13.6%	9.4%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.4	5.8	20,467,738	10.3	7.1
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.4	1.9	13,330,960	6.7	4.6
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.7	7,076,134	3.6	2.4
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,937,503	2.5	1.7
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.8	1.0	4,641,670	2.3	1.6
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.4	3,588,009	1.8	1.2
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,205,289	1.6	1.1
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	3,023,074	1.5	1.0
10	Top technology tenant (4)	La Jolla Commons	8/31/2030	40,800	1.0	0.6	2,597,083	1.3	0.9
	Top 10 Office Tenants Total			1,369,722	33.7%	18.9%	$89,985,008	45.2%	31.0%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively. This does not include the recently executed lease for 20,493 square feet at La Jolla Commons - Tower III, because the building remains under development and is not yet included in total office rentable square feet.
(4)    Name withheld per tenant's request.

Third Quarter 2024 Supplemental Information	Page

TOP TENANTS - RETAIL

As of September 30, 2024
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.1%	$4,092,000	5.1%	1.4%
2	Sprouts Farmers Market (1)	Carmel Mountain Plaza Solana Beach Towne Centre Geary Marketplace	3/31/2025 6/30/2029 9/30/2032	71,431	2.3	1.0	2,174,838	2.7	0.8
3	Marshalls (2)	Carmel Mountain Plaza Solana Beach Towne Centre	1/31/2029 1/31/2035	68,055	2.2	0.9	1,822,561	2.3	0.6
4	Nordstrom Rack (3)	Carmel Mountain Plaza Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.2	1.0	1,804,269	2.3	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	1.6	0.7	1,609,086	2.0	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,545,367	1.9	0.5
7	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	1.7	0.7	1,274,461	1.6	0.4
8	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.5	0.4
9	HomeGoods (5)	Lomas Santa Fe Plaza Alamo Quarry Market	2/28/2030 8/31/2034	55,837	1.8	0.8	1,140,000	1.4	0.4
10	Michaels (6)	Alamo Quarry Market Carmel Mountain Plaza	2/29/2028 1/31/2029	46,850	1.5	0.6	1,124,218	1.4	0.4
	Top 10 Retail Tenants Total			726,971	23.4%	10.0%	$17,788,000	22.2%	6.1%

Notes:
(1)    For Sprouts Farmers Market, 30,973, 14,986 and 25,472 of leased square feet have a lease expiration of March 31, 2025 (Carmel Mountain Plaza), June 30, 2029 (Solana Beach Towne Centre) and September 30, 2032 (Geary Marketplace), respectively.
(2)    For Marshalls, 28,760 and 39,295 of leased square feet have a lease expiration of January 31, 2029 (Carmel Mountain Plaza) and January 31, 2035 (Solana Beach Towne Centre).
(3)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(4)     For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (Southbay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For HomeGoods, 30,000 and 25,837 of leased square feet have a lease expiration of February 28, 2030 (Lomas Sante Fe Plaza) and August 31, 2034 (Alamo Quarry Market), respectively.
(6)    For Michaels, 23,881 and 22,969 of leased square feet have a lease expiration of February 29, 2028 (Alamo Quarry Market) and January 31, 2029 (Carmel Mountain Plaza), respectively.

Third Quarter 2024 Supplemental Information	Page

APPENDIX

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three and nine months ended September 30, 2024 and 2023 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$21,318	$15,135	$61,235	$51,198
Depreciation and amortization	33,529	29,868	94,757	89,592
Interest expense, net	18,229	16,325	50,773	48,422
Interest income	(1,972)	(614)	(3,551)	(1,507)
Income tax expense	235	293	696	750
EBITDA	$71,339	$61,007	$203,910	$188,455

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. However, Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined by GAAP. The reconciliation of EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
EBITDA	$71,339	$61,007	$203,910	$188,455
Pro forma adjustments	—	—	—	—
Adjusted EBITDA	$71,339	$61,007	$203,910	$188,455

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three and nine months ended September 30, 2024 and 2023 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net income	$21,318	$15,135	$61,235	$51,198
Depreciation and amortization	33,529	29,868	94,757	89,592
Interest expense, net	18,229	16,325	50,773	48,422
Interest income	(1,972)	(614)	(3,551)	(1,507)
Income tax expense	235	293	696	750
EBITDAre	$71,339	$61,007	$203,910	188,455

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of NOI to net income	2024	2023	2024	2023
Total NOI	$80,405	$69,887	$220,555	$208,428
General and administrative	(9,068)	(8,880)	(26,647)	(26,488)
Depreciation and amortization	(33,529)	(29,868)	(94,757)	(89,592)
Operating Income	$37,808	$31,139	$99,151	$92,348
Interest expense, net	(18,229)	(16,325)	(50,773)	(48,422)
Other income, net	1,739	321	12,857	7,272
Net income	$21,318	$15,135	$61,235	$51,198
Net income attributable to restricted shares	(194)	(189)	(585)	(568)
Net income attributable to unitholders in the Operating Partnership	(4,467)	(3,168)	(12,829)	(10,733)
Net income attributable to American Assets Trust, Inc. stockholders	$16,657	$11,778	$47,821	$39,897

Overall Portfolio: Includes all operating properties owned by us as of September 30, 2024.

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Total Cash NOI to Net Income	2024	2023	2024	2023
Total Cash NOI	$79,347	$68,687	$215,401	$202,488
Non-cash revenue and other operating expenses (1)	1,058	1,200	5,154	5,940
General and administrative	(9,068)	(8,880)	(26,647)	(26,488)
Depreciation and amortization	(33,529)	(29,868)	(94,757)	(89,592)
Operating income	$37,808	$31,139	$99,151	$92,348
Interest expense, net	(18,229)	(16,325)	(50,773)	(48,422)
Other income, net	1,739	321	12,857	7,272
Net income	$21,318	$15,135	$61,235	$51,198
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2024	2023	2024	2023
Same-store cash NOI - Excluding construction in progress write-off	$79,664	$68,766	$216,614	$202,723
Construction in progress write-off (1)	—	—	(523)	—
Same-Store Cash NOI (2)	$79,664	$68,766	$216,091	$202,723
Redevelopment Cash NOI (3)	(233)	(121)	(459)	(357)
Same-Store Cash NOI with Redevelopment	79,431	68,645	215,632	202,366
Tenant improvement reimbursements	279	260	598	599
Total Same-Store Cash NOI with Redevelopment	$79,710	$68,905	$216,230	$202,965
Non-Same Store Cash NOI	(363)	(218)	(829)	(477)
Total Cash NOI	$79,347	$68,687	$215,401	$202,488
Non-cash revenue and other operating expenses (4)	1,058	1,200	5,154	5,940
General and administrative	(9,068)	(8,880)	(26,647)	(26,488)
Depreciation and amortization	(33,529)	(29,868)	(94,757)	(89,592)
Operating income	$37,808	$31,139	$99,151	$92,348
Interest expense, net	(18,229)	(16,325)	(50,773)	(48,422)
Other income, net	1,739	321	12,857	7,272
Net income	$21,318	$15,135	$61,235	$51,198

(1)    During the first quarter of 2024, the company wrote off $0.5 million in non-recurring costs incurred in prior periods relating to construction in progress for then-prospective construction within our retail segment.
(2)    Same-store portfolio excludes One Beach Street due to significant redevelopment activity and land held for development.
(3)     Redevelopment property refers to One Beach Street and Lloyd Portfolio - Land.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

	Comparison of Three Months Ended			Comparison of Nine Months Ended
	September 30, 2024 to 2023			September 30, 2024 to 2023
	Same-Store	Non Same-Store	Redevelopment Same-Store	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X	X		X
Torrey Reserve Campus	X		X	X		X
Torrey Point	X		X	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X	X		X
The Landmark at One Market	X		X	X		X
One Beach Street		X	X		X	X
First & Main	X		X	X		X
Lloyd Portfolio	X		X	X		X
City Center Bellevue	X		X	X		X
Eastgate Office Park	X		X	X		X
Corporate Campus East III	X		X	X		X
Bel-Spring 520	X		X	X		X
Retail Properties
Carmel Country Plaza	X		X	X		X
Carmel Mountain Plaza	X		X	X		X
South Bay Marketplace	X		X	X		X
Gateway Marketplace	X		X	X		X
Lomas Santa Fe Plaza	X		X	X		X
Solana Beach Towne Centre	X		X	X		X
Del Monte Center	X		X	X		X
Geary Marketplace	X		X	X		X
The Shops at Kalakaua	X		X	X		X
Waikele Center	X		X	X		X
Alamo Quarry Market	X		X	X		X
Hassalo on Eighth - Retail	X		X	X		X
Multifamily Properties
Loma Palisades	X		X	X		X
Imperial Beach Gardens	X		X	X		X
Mariner's Point	X		X	X		X
Santa Fe Park RV Resort	X		X	X		X
Pacific Ridge Apartments	X		X	X		X
Hassalo on Eighth	X		X	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X	X		X
Waikiki Beach Walk - Embassy Suites™	X		X	X		X
Development Properties
La Jolla Commons - Land		X			X
Solana Crossing - Land		X			X
Lloyd Portfolio - Land		X	X		X	X

Third Quarter 2024 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

Third Quarter 2024 Supplemental Information	Page